EXHIBIT 10.2

Amendment to
Sunrise Assisted Living
Executive Deferred Compensation Plan

     WHEREAS, Sunrise Senior Living, Inc., formerly Sunrise Assisted Living, Inc. (the “Corporation”), sponsors the Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) for the benefit of certain eligible executives of the Corporation;

     WHEREAS, on March 28, 2003, the Corporation completed its acquisition of Marriott Senior Living Services, Inc. (“MSLS”) pursuant to a Stock Purchase Agreement dated as of December 30, 2002, as amended (the “Stock Purchase Agreement”), among the Corporation, Marriott International, Inc., Marriott Senior Holding Co. and Marriott Magenta Holding Company, Inc.;

     WHEREAS, the Board of Directors of the Corporation previously approved the participation in the Deferred Compensation Plan of those employees of MSLS and its subsidiaries who were active participants in the Marriott International, Inc. Executive Deferred Compensation Plan (the “Marriott Deferred Compensation Plan”) as of March 28, 2003, in accordance with Section 6.4(h) of the Stock Purchase Agreement; and

     WHEREAS, the Company desires to enter into this Amendment to the Deferred Compensation Plan (this “Amendment”), among other things, to reflect the foregoing and the above-referenced name change, which became effective on May 30, 2003;

     NOW, THEREFORE:

     1.     Effective as of May 30, 2003, the preamble of the Plan is hereby amended to delete the phrase “Sunrise Assisted Living, a VA corporation” and replace it with the phrase “Sunrise Senior Living, Inc., a Delaware corporation”.

     2.     Effective as of March 28, 2003, Section 1.12 of the Plan — definition of “Eligible Employee” — is hereby amended by adding the following sentence at the end of the section:

“Notwithstanding the foregoing, employees of the Company who were given credit under the Plan for their account balances under the Marriott International, Inc. Executive Deferred Compensation Plan (the “Marriott Deferred Compensation Plan”) in connection with the Company’s acquisition of Marriott Senior Living Services, Inc. (“MSLS”) on March 28, 2003 shall (i) be Eligible Employees and (ii) receive credit for vesting purposes under the Plan for service with MSLS and its subsidiaries, to the extent such service was credited for vesting purposes under the Marriott Deferred Compensation Plan.”

     3.     In all other respects, the Plan is unchanged.

* * *

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed and delivered as of June 15, 2003.

SUNRISE SENIOR LIVING, INC.

By:	/s/ Thomas B. Newell

Title:	President